      As filed with the Securities and Exchange Commission on June 30, 1998
                              Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                         DONNA KARAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       13-3882426
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                                No.)

                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500
               (Address of principal executive offices) (Zip code)

            Donna Karan International Inc. 1996 Stock Incentive Plan
                            (Full title of the plan)

                                 David Bressman
                         Donna Karan International Inc.
                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ---------------------------------

                                   Copies to:
                                Arnold S. Jacobs
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Title of securities to be         Amount to be      Proposed maximum        Proposed maximum      Amount of
registered                       registered(1)       offering price        aggregate offering    registration
                                                        per unit                 price                fee
--------------------------       -------------     ------------------      ------------------    -------------
Common Stock, par                700,000 shares          $14.875(2)           $10,412,500(2)        $3,072
value $.01 per share

Common Stock, par                300,000 shares          $13.10 (3)            $3,929,677(3)        $1,159
value $.01 per share                                                                                -------

                                                    TOTAL...........................................$4,231
                                                                                                    -------
                                                                                                    -------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------



(1) Represents additional shares which may be granted under the 1996 Stock Incentive Plan (the "Plan") of Donna Karan International Inc. (the "Company"). The Company has previously filed a registration statement on Form S-8 (Registration No. 333-09729) registering 1,600,000 shares of the Company's Common Stock, par value $.01 per share, under the Securities Act of 1933 (the "Act"). Pursuant to Rule 416 under the Act, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Act.

                                EXPLANATORY NOTE

    The contents of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 7, 1996 (Registration No. 333-09729), relating to the registration of 1,600,000 shares of Common Stock authorized for issuance under the Plan is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 1,000,000 shares of Common Stock authorized for issuance under the Plan.



Item 8. Exhibits.
------- ---------
5.1   Opinion of Proskauer Rose LLP

23.1  Consent of Ernst & Young LLP

23.2  Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1  Power of Attorney


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 1998.

                         DONNA KARAN INTERNATIONAL INC.

                         By /s/ John D. Idol
                           -----------------------------
                           John D. Idol
                           Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signatures                              Title                                            Date
    ----------                              -----                                            ----
/s/ Donna Karan                        Chairman of the Board                            June 30, 1998
-----------------------------          and Chief Designer
    Donna Karan


/s/ Stephan Weiss                      Vice Chairman of the Board                       June 30, 1998
------------------------------
    Stephan Weiss

/s/ John D. Idol                       Chief Executive Officer and                      June 30, 1998
-------------------------------        Director (principal executive
    John D. Idol                       officer)

/s/ M. William Benedetto               Director                                         June 30, 1998
-------------------------------
    M. William Benedetto

/s/ Andrea Jung                        Director                                         June 30, 1998
-------------------------------
    Andrea Jung

/s/ Ann McLaughlin                     Director                                         June 30, 1998
-------------------------------
    Ann Mclaughlin

/s/ Joseph B. Parsons                  Executive Vice President and                     June 30, 1998
-------------------------------        Chief Financial Officer
    Joseph B. Parsons                  (principal financial officer and
                                       principal accounting officer)



                                      II-2